Exhibit 99.1
Roblox Reports First Quarter 2025 Financial Results
Substantial year-over-year growth exceeds guidance across all key metrics
SAN MATEO, Calif., May 1, 2025 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its first quarter 2025 financial and operational results and issued its second quarter and updated full year 2025 guidance today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
First Quarter 2025 Financial, Operational, and Liquidity Highlights
•Revenue was $1,035.2 million, up 29% year-over-year, and up 30% year-over-year on a constant currency basis1.
•Bookings2 were $1,206.7 million, up 31% year-over-year, and up 33% year-over-year on a constant currency basis1.
•Net loss attributable to common stockholders was $215.1 million, while consolidated net loss was $216.3 million.
•Adjusted EBITDA2 was $58.0 million, which excludes adjustments for increases in deferred revenue and deferred cost of revenue of $177.9 million and $(30.8) million, respectively, or a total change in deferred of $147.1 million.
•Net cash and cash equivalents provided by operating activities were $443.9 million, up 86% year-over-year, while free cash flow2 was $426.5 million, up 123% year-over-year.
◦Note that both operating cash flow and free cash flow benefited from the delay of a $30 million payout to a developer that we now expect to pay in the second quarter of 2025. Had we made this payment in the first quarter of 2025 as originally intended, operating cash flow for the quarter would have been $413.9 million and free cash flow would have been $396.5 million. The year-over-year growth rates in operating cash flow and free cash flow would have been 73% and 108%, respectively.
•Average Daily Active Users (“DAUs”) were 97.8 million, up 26% year-over-year.
•Average monthly unique payers were 20.2 million, up 29% year-over-year, and average bookings per monthly unique payer was $19.92.
•Hours engaged were 21.7 billion, up 30% year-over-year.
•Average bookings per DAU (“ABPDAU”) was $12.34, up 4% year-over-year, and up 6% year-over-year on a constant currency basis1.
•Cash and cash equivalents, short-term investments, and long-term investments totaled $4,510.5 million; net liquidity3 was $3,503.8 million.
1 Constant currency is calculated by converting our current period bookings and associated revenue generated from current period bookings, and current period ABPDAU into U.S. dollars using the comparative prior period’s monthly exchange rates for our non-USD currencies, rather than the actual average exchange rates in effect during the current period. By adjusting revenue, bookings, and ABPDAU for constant currency, we are able to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations.
2 Bookings, Adjusted EBITDA, and free cash flow are non-GAAP financial measures that we believe are useful in evaluating our performance and are presented for supplemental information purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. For further information, please refer to definitions and reconciliations provided below and in our annual and quarterly SEC filings.
3 Net liquidity represents cash and cash equivalents, short-term investments, and long-term investments, less long-term debt, net.

“In Q1 2025, all of our results were above the guidance we provided on our Q4 2024 earnings call as we continue to deliver on several key growth initiatives. In addition to our focus on raw performance and quality, investments in the virtual economy and search and discovery are driving growth in platform monetization, bookings, and creator earnings. During the quarter, Roblox creators earned a record $281.6 million and over the past 12 months, more than 100 Roblox developers earned over $1 million. As a whole, the community is on pace to exceed $1 billion of earnings for the full year,” said David Baszucki, founder and CEO of Roblox.
“We accelerated topline growth in Q1 2025 with revenue growing 29% year-over-year and bookings growing 31% year-over-year. Topline growth was strong in all regions. We continued to deliver high rates of improvement in margins as a result of both strong topline growth and operating efficiencies primarily related to the cost of headcount and infrastructure and trust and safety. Cash flow from operations and free cash flow both reached record levels, grew year-over-year at high rates, and exceeded our prior guidance,” said Michael Guthrie, chief financial officer of Roblox.

Forward Looking Guidance
Roblox provides its second quarter and updated full year 2025 GAAP and non-GAAP guidance:
Second Quarter 2025 Guidance
•Revenue between $1,020 million and $1,045 million. Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated average lifetime of a paying user.
•Bookings between $1,165 million and $1,190 million.
•Consolidated net loss between $(288) million and $(268) million.
•Adjusted EBITDA between $25 million and $45 million, which excludes adjustments for:
◦Increase in deferred revenue of $150 million.
◦Increase in deferred cost of revenue of $(15) million.
◦The total of these changes in deferrals of $135 million.
•Net cash and cash equivalents provided by operating activities between $160 million and $175 million.
◦Note that operating cash flow is negatively impacted by a $30 million payout to a developer that was delayed in the first quarter of 2025, and which we now expect to pay in the second quarter of 2025. Had we made this payment in the first quarter of 2025, our guidance for net cash and cash equivalents provided by operating activities for the second quarter of 2025 would have been $190 million - $205 million, or year-over-year increases of 25-35%.
•Capital expenditures of $(55) million.
•Free cash flow between $105 million and $120 million.
◦Had we made the aforementioned developer payment in the first quarter of 2025, our guidance for free cash flow for the second quarter of 2025 would have been $135 million - $150 million, or a year-over-year change of 21-34%.
Updated Full Year 2025 Guidance
•Revenue between $4,290 million and $4,365 million. Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated average lifetime of a paying user.
•Bookings between $5,285 million and $5,360 million.
•Consolidated net loss between $(1,037) million and $(977) million.
•Adjusted EBITDA between $205 million and $265 million, which excludes adjustments for:
◦Increase in deferred revenue of $1,015 million.
◦Increase in deferred cost of revenue of $(170) million.
◦The total of these changes in deferrals of $845 million.
•Net cash and cash equivalents provided by operating activities between $1,170 million and $1,215 million.
•Capital expenditures of $(285) million.
•Free cash flow between $885 million and $930 million.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding its first quarter 2025 results on Thursday, May 1, 2025 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion users with optimism and civility, our vision to reach 10% of the global gaming content market, the amount of expected earnings for the developer and creator community, our efforts to improve the Roblox Platform, our investments to pursue the highest standards of trust and safety on our platform, our immersive and video advertising efforts, our efforts to provide a safe online environment for children, our efforts regarding content curation and live operations, our efforts regarding real world commerce, the use of AI and open source models on our platform, our economy, product efforts and operating performance related to pricing and platform monetization, our sponsored experiences, branding and new partnerships and our roadmap with respect to each, our business, product, strategy and user growth, our investment strategy, including with respect to people and opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures regarding the seasonality of our business and future growth rates, including with respect to our user demographics, changes to our estimated average lifetime of a paying user and the resulting effect on revenue, cost of revenue, deferred revenue and deferred cost of revenue, our expectations of future net losses and net cash and cash equivalents provided by operating activities, payments to our developers and creators, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for the second quarter and full year 2025, and future periods. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” “hope,” “target,” “project,” “potential,” “might,” “shall,” “contemplate” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers and creators; changes in the average lifetime of a paying user; the impact of inflation, tariffs and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators, and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Special Note Regarding Operating Metrics
Additional information regarding our core financial and operating metrics disclosed above is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We encourage investors and others to review these reports in their entirety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,158,680	$711,683
Short-term investments	1,585,849	1,697,862
Accounts receivable—net of allowances	403,506	614,838
Prepaid expenses and other current assets	88,970	75,415
Deferred cost of revenue, current portion	654,636	628,232
Total current assets	3,891,641	3,728,030
Long-term investments	1,766,011	1,610,215
Property and equipment—net	617,127	659,589
Operating lease right-of-use assets	660,471	665,885
Deferred cost of revenue, long-term	326,240	321,824
Intangible assets, net	29,983	34,153
Goodwill	141,972	141,688
Other assets	18,804	13,619
Total assets	$7,452,249	$7,175,003
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$52,543	$42,885
Accrued expenses and other current liabilities	277,249	275,754
Developer exchange liability	346,160	339,600
Deferred revenue—current portion	3,143,701	3,004,969
Total current liabilities	3,819,653	3,663,208
Deferred revenue—net of current portion	1,606,171	1,567,007
Operating lease liabilities	666,957	670,051
Long-term debt, net	1,006,722	1,006,371
Other long-term liabilities	56,151	59,712
Total liabilities	7,155,654	6,966,349
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of March 31, 2025 and December 31, 2024, 677,750 and 666,419 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively; Class A common stock—4,935,000 shares authorized as of March 31, 2025 and December 31, 2024, 629,456 and 618,116 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively; Class B common stock—65,000 shares authorized as of March 31, 2025 and December 31, 2024, 48,294 and 48,303 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively
	63	62
Additional paid-in capital	4,516,341	4,220,916
Accumulated other comprehensive income/(loss)	4,976	(3,895)
Accumulated deficit	(4,210,693)	(3,995,637)
Total Roblox Corporation Stockholders’ equity	310,687	221,446
Noncontrolling interest	(14,092)	(12,792)
Total Stockholders’ equity	296,595	208,654
Total Liabilities and Stockholders’ equity	$7,452,249	$7,175,003

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue	$1,035,207	$801,300
Cost and expenses:
Cost of revenue(1)	224,725	178,866
Developer exchange fees	281,564	202,405
Infrastructure and trust & safety	242,127	226,934
Research and development	374,600	362,065
General and administrative	119,132	97,824
Sales and marketing	47,768	35,534
Total cost and expenses	1,289,916	1,103,628
Loss from operations	(254,709)	(302,328)
Interest income	46,323	42,170
Interest expense	(10,350)	(10,363)
Other income/(expense), net	3,259	(346)
Loss before income taxes	(215,477)	(270,867)
Provision for/(benefit from) income taxes	863	1,053
Consolidated net loss	(216,340)	(271,920)
Net loss attributable to noncontrolling interest	(1,284)	(1,316)
Net loss attributable to common stockholders	$(215,056)	$(270,604)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.43)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	671,657	635,020
(1)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Consolidated net loss	$(216,340)	$(271,920)
Adjustments to reconcile net loss including noncontrolling interest to net cash and cash equivalents provided by operations:
Depreciation and amortization expense	53,734	53,741
Stock-based compensation expense	258,936	240,502
Operating lease non-cash expense	30,300	27,722
(Accretion)/amortization on marketable securities, net	(19,368)	(19,998)
Amortization of debt issuance costs	351	338
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	(215)	63
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	211,324	174,068
Prepaid expenses and other current assets	(12,449)	(15,310)
Deferred cost of revenue	(30,219)	(33,368)
Other assets	(5,146)	51
Accounts payable	18,967	(3,576)
Accrued expenses and other current liabilities	(5,200)	(9,221)
Developer exchange liability	6,561	(22,190)
Deferred revenue	175,496	129,184
Operating lease liabilities	(25,496)	(19,103)
Other long-term liabilities	2,678	7,963
Net cash and cash equivalents provided by operating activities	443,914	238,946
Cash flows from investing activities:
Acquisition of property and equipment	(17,365)	(46,680)
Purchases of intangible assets	—	(1,200)
Purchases of investments	(1,169,947)	(1,032,756)
Maturities of investments	1,000,250	873,820
Sales of investments	151,771	128,232
Net cash and cash equivalents used in investing activities	(35,291)	(78,584)
Cash flows from financing activities:
Proceeds from issuance of common stock	36,531	32,670
Financing payments related to acquisitions	—	(4,450)
Net cash and cash equivalents provided by financing activities	36,531	28,220
Effect of exchange rate changes on cash and cash equivalents	1,843	(634)
Net increase/(decrease) in cash and cash equivalents	446,997	187,948
Cash and cash equivalents
Beginning of period	711,683	678,466
End of period	$1,158,680	$866,414

Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measure bookings, Adjusted EBITDA, and free cash flow.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Adjusted EBITDA represents our GAAP consolidated net loss, excluding interest income, interest expense, other income/(expense), provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other nonrecurring adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flow represents the net cash and cash equivalents provided by operating activities less purchases of property and equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release are included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2025	2024
Reconciliation of revenue to bookings:
Revenue	$1,035,207	$801,300
Add (deduct):
Change in deferred revenue	177,896	127,604
Other	(6,393)	(5,147)
Bookings	$1,206,710	$923,757
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2025	2024
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(216,340)	$(271,920)
Add (deduct):
Interest income	(46,323)	(42,170)
Interest expense	10,350	10,363
Other (income)/expense, net	(3,259)	346
Provision for/(benefit from) income taxes	863	1,053
Depreciation and amortization expense	53,734	53,741
Stock-based compensation expense	258,936	240,502
RTO severance charge(A)	—	1,182
Adjusted EBITDA	$57,961	$(6,903)
(A)Relates to cash severance costs associated with the Company’s return-to-office (“RTO”) plan announced in October 2023, which required a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2025	2024
Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$443,914	$238,946
Deduct:
Acquisition of property and equipment	(17,365)	(46,680)
Purchases of intangible assets	—	(1,200)
Free cash flow	$426,549	$191,066

Forward Looking Guidance: GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended June 30, 2025		Twelve Months Ended December 31, 2025
	Low	High	Low	High
Reconciliation of revenue to bookings:
Revenue	$1,020,000	$1,045,000	$4,290,000	$4,365,000
Add (deduct):
Change in deferred revenue	150,000	150,000	1,015,000	1,015,000
Other	(5,000)	(5,000)	(20,000)	(20,000)
Bookings	$1,165,000	$1,190,000	$5,285,000	$5,360,000
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended June 30, 2025		Twelve Months Ended December 31, 2025
	Low	High	Low	High
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(288,000)	$(268,000)	$(1,037,000)	$(977,000)
Add (deduct):
Interest income	(40,000)	(40,000)	(160,000)	(160,000)
Interest expense	11,000	11,000	42,000	42,000
Other (income)/expense, net	—	—	(3,000)	(3,000)
Provision for/(benefit from) income taxes	1,000	1,000	3,000	3,000
Depreciation and amortization expense	56,000	56,000	225,000	225,000
Stock-based compensation expense	285,000	285,000	1,135,000	1,135,000
Adjusted EBITDA	$25,000	$45,000	$205,000	$265,000
The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended June 30, 2025		Twelve Months Ended December 31, 2025
	Low	High	Low	High
Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$160,000	$175,000	$1,170,000	$1,215,000
Deduct:
Acquisition of property and equipment	(55,000)	(55,000)	(285,000)	(285,000)
Free cash flow	$105,000	$120,000	$885,000	$930,000

About Roblox
Roblox is an immersive gaming and creation platform that offers people millions of ways to be together, inviting its community to explore, create and share endless unique experiences. Our vision is to reimagine the way people come together– in a world that's safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2025 Roblox Corporation. All rights reserved.
Source: Roblox Corporation